Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated July 30, 2025, with respect to our audits of WindShareFund N.V., WindShareFund II B.V. and Subsidiaries’ (the “Company”) combined financial statements as of December 31, 2024 and 2023 and for the years then ended, in ClimateRock Holdings Limited’s Amendment No. 8 to the Form F-4.

We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

/s/ BCRG Group

BCRG Group

Irvine, California

September 29, 2025